Exhibit 23.5




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Digital Solutions, Inc. (formerly Applied Cellular Technology, Inc.) of our report dated April 6, 1999 (except for Note 13, which is as of June 4, 1999) relating to the financial statements of Bostek, Inc. and Affiliate, which appears in Applied Digital Solutions, Inc.'s amended Current Report on Form 8-K/A dated August 12, 1999.


/S/ DI PESA & COMPANY


DI PESA & COMPANY
Certified Public Accountants
October 19, 2000